23.2
[LETTERHEAD OF PRICEWATERHOUSECOOPERS]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 26, 2006, relating to the balance sheet of Mewbourne Energy Partners 06-A, L.P. (a development stage enterprise), which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Dallas, Texas
February 21, 2006